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                                                                      EXHIBIT 14


           DIAGRAM AND LISTING OF ALL PERSONS DIRECTLY OR INDIRECTLY
        CONTROLLED BY OR UNDER COMMON CONTROL WITH ANCHOR NATIONAL LIFE
                 INSURANCE COMPANY, THE DEPOSITOR OF REGISTRANT


        The Registrant is a separate account of First SunAmerica Life Insurance Company (Depositor). For a complete listing and diagram of all persons directly or indirectly controlled by or under common control with First SunAmerica Life Insurance Company, the Depositor of Registrant, see Exhibit 14 of the Initial Registration Statement of Variable Annuity Account Seven and Anchor National Life Insurance Company, an affiliate of Registrant, (File Nos. 333-65965 and 811-09003)(N-4) and (333-65953)(S-1), which is incorporated herein by reference. As of January 4, 1999, First SunAmerica became an indirect wholly-owned subsidiary of American International Group, Inc. ("AIG"). An organizational chart for AIG can be found in Form 10-K, SEC file number 001-08787 filed March 31, 1999.